UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangements with Certain Officers.

(b) Seattle Genetics, Inc., (the “Company”) and Pamela A. Trail, the Company’s Chief Scientific Officer, have entered into a Severance and Release Agreement effective May 30, 2007 (the “Agreement”), providing for termination of Dr. Trail’s employment on May 31, 2007. Pursuant to the Agreement, Dr. Trail will receive payment of twelve (12) months base salary and a bonus equal to 30% of her base salary pro-rated for the length of her employment during 2007. In addition, the vesting of Dr. Trail’s options to purchase shares of the Company’s common stock will accelerate by a period of twelve (12) months. The Company will also pay COBRA benefits through May 30, 2008 for Dr. Trail. The above description of the terms of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement, which is filed with this report as Exhibit 10.1 and its contents are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance and Release Agreement by and between the Company and Pamela A. Trail effective May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: June 1, 2007	By:	/s/ Todd E. Simpson
Todd E. Simpson Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number
10.1	Severance and Release Agreement by and between the Company and Pamela A. Trail effective May 30, 2007.